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                                                                    Exhibit 23.6


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Evercom, Inc. (formerly Talton Holding, Inc.) on Form S-1 of our report dated June 27, 1997 (October 6, 1997, as to Note 10), with respect to the financial statements of Correctional Communications Corporation as of December 31, 1995 and 1996, and for the three years ended December 31, 1996; appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading of "Experts" in such Prospectus.


GINSBERG, WEISS & CO.
Pearl River, New York
September 9, 1998